
                       RATIO OF EARNINGS TO FIXED CHARGES

Dutch GAAP
                             1998            1997            1996         1995        1994
earnings before              1,726,326       1,362,972       924,380      671,551     587,597
income tax and
minority interest
minority interest              (86,163)        (46,755)      (43,115)     (35,753)    (22,714)
adjustments
interest expenses              704,041         605,013       373,837      292,656     282,891
capitalized interest           (36,512)        (24,950)       (7,441)      (4,408)     (2,472)

"earnings" (Dutch            2,307,692       1,896,280     1,247,661      924,046     845,302
GAAP)
interest expenses              704,041         605,013       373,837      292,656     282,891
capitalized interest            36,512          24,950         7,441        4,408       2,472

fixed charges                  740,553         629,963       381,278      297,064     285,363

Ratio of earnings                    3.12            3.01          3.27         3.11        2.96
to fixed charges
according to Dutch
GAAP


US GAAP
                             1998            1997            1996         1995        1994

earnings before              1,331,311       1,129,778       798,374      634,320     579,553
income tax and
minority interest
minority interest              (57,309)        (38,441)      (37,498)     (29,865)    (17,225)

adjustments
interest expenses              704,041         605,013       373,837      292,656     282,891
capitalized interest           (36,512)        (24,950)       (7,441)      (4,408)     (2,472)

"earnings" (US GAAP)         1,941,531       1,671,400     1,127,272      892,703     842,747

interest expenses              704,041         605,013       373,837      292,656     282,891
capitalized interest            36,512          24,950         7,441        4,408       2,472

fixed charges                  740,553         629,963       381,278      297,064     285,563

Ratio of earnings                    2.62            2.65          2.96         3.01        2.95
to fixed charges
according to US GAAP
